Second Amended and Restated Bylaws of KLDiscovery, Inc.

(the “Corporation”)

Article I
– STOCKHOLDERS
Section 1
. Place of Meetings.

Meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, as designated by the Board of Directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, a meeting of stockholders shall be held at the principal executive office of the Corporation.

Section 2
. Annual Meeting.

An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board (or its designee) shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or the last action by written consent to elect directors in lieu of an annual meeting, as applicable.

Section 3
. Special Meetings.

Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board (or its designee) and shall be held at such place, if any, on such date, and at such time as they or such person shall fix.

Section 4
. Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Third Amended and Restated Certificate of Incorporation of the Corporation (including, for the avoidance of doubt, any certificate of designations relating to any series of preferred stock) (as amended or restated from time to time, the “Certificate of Incorporation”).

When any meeting of stockholders is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or set forth in the notice of meeting; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, in accordance with Section 213 of the DGCL, and shall give notice of the adjourned meeting, in accordance with Section 222 of the DGCL, to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5
. Advance Notice of Nominations and Business.
a)
Annual Meetings.
i.
Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, (C) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice required by this Section 5 and at the time of the annual meeting of stockholders, who is entitled to vote at such meeting and who has complied with the requirements of this Section 5, or (D) by 1397225 Ontario Limited (“OTPP”) or MGG Investment Group LP (“MGG”) or their respective affiliates that are or become stockholders of the Corporation. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder (other than OTPP and MGG or their respective affiliates that are or become stockholders of the Corporation) to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) if Rule 14a-8 is applicable to the Corporation) at an annual meeting of stockholders.
ii.
For nominations or business to be properly brought before an annual meeting of stockholders by a stockholder of record pursuant to clause (C) of the foregoing paragraph, (A) the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation and (B) any such business must be a proper matter for stockholder action under Delaware law. To be timely, a stockholder of record’s notice must be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th)

day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that, subject to the last following sentence, if the date of the annual meeting of stockholders is advanced by more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice to be timely must be so given not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day before such annual meeting and (y) the tenth (10th) day following the day on which announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting of stockholders (or the public announcement thereof) for which notice has been given, or for which a public announcement of the date thereof has been made, commence a new time period for the giving of such notice.
iii.
Such notice shall set forth:
1.
As to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) The name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) such person’s written consent to being named in a proxy statement relating to the meeting of stockholders at which directors are to be elected and to serve if elected, (E) a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of such person (the form of which shall be provided by the Secretary of the Corporation within five (5) business days following a written request therefor), (F) a description of all arrangements, agreements or understandings between such person and any Proponent (as defined below) or any other person or persons (including their names) in connection with the nomination by such stockholder, and (G) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or that is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
2.
as to such stockholder, any beneficial owner on whose behalf such nomination or proposal is made and any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each a “Proponent”): (A) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of each other Proponent, (B) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Proponent, (C) a description of all arrangements, agreements or understandings between any Proponent and any other person or persons (including their names) in connection with the nomination(s) or proposal by such stockholder, (D) a representation that such stockholder is a stockholder of record and entitled to vote at such meeting of stockholders and that such stockholder (or a qualified representative thereof) intends to appear at such meeting of stockholders to present the nomination(s) or proposal, (E) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proponent with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proponent satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proponent that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proponent as a hedge with respect to a bona fide derivatives trade or position of such Proponent arising in the ordinary course of such Proponent’s business as a derivatives dealer, (F) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proponent that are separated or separable from the underlying shares of the Corporation, and (G) any material pending or threatened legal proceeding in which such Proponent is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation.
3.
(I) a representation as to whether or not any Proponent will or is part of a group that will (x) in the case of a proposal other than a nomination of a director or directors, deliver, or make available, a proxy statement and form of proxy to holders of a sufficient number of the Corporation’s voting shares to carry such proposal, (y) in the case of a nomination, solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the Corporation’s voting shares entitled to vote on the election of directors in support of any director nominees other than the Corporation’s in accordance with Rule 14a-19 (“Rule 14a-19”) promulgated under the Exchange Act, and/or (z) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, and (II) if so, a representation, that promptly (and in any event no more than two (2) business days) after such Proponent (or a group of which such Proponent is a part) has solicited the holders of the applicable percentage of the Corporation’s voting shares referred to in the representation required by clauses (x) and (y) of this Section 5(a)(iii)(2)(E), it will provide the Corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver, or make available, a proxy statement and form of proxy to holders of such percentage of the Corporation’s voting shares; and
4.
as to any business other than a nomination of a director or directors that such stockholder proposes to bring before the meeting of stockholders: (A) a brief description of the business desired to be brought before such meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend these Amended and Restated Bylaws of the Corporation (these “Bylaws”), the text of such proposed amendment), (C) the reasons for conducting such business at such meeting, and (D) any material interest of each Proponent in such business.
iv.
The Corporation may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation under the rules of any stock exchange on which shares of the Corporation’s stock are listed or to determine the impact that such person’s service as a director would have on the ability of the Corporation to satisfy the requirements of law, rules, regulations and listing standards applicable to the Corporation or its directors.
v.
In the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 5(a)(ii), a stockholder’s notice required thereby shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

b)
Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or a duly authorized committee thereof, (ii) by OTPP or MGG or their respective affiliates that are or become stockholders of the Corporation, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice required by this Section 5(b) and at the time of the special meeting, who is entitled to vote at such meeting and who has complied with the requirements of this Section 5 (including delivering a written notice setting forth the information required by Section 5(a)(iii)). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 5(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting of stockholders and of the nominees proposed by the Board to be elected at such special meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
c)
General.
i.
Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to be elected as directors at an annual or special meeting. Only such business shall be conducted at a meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 5. Except as otherwise required by applicable law or these Bylaws, and subject to the supervision, direction and control of the Board, the chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before such meeting was made or proposed, as the case may be, in accordance with the procedures and requirements set forth in this Section 5 (including, without limitation, compliance with Rule 14a-19 promulgated under the Exchange Act) and, if (1) any proposed nomination or business is not in compliance herewith, (2) a Proponent does not act in accordance with the representations required in this Section 5, or (3) the stockholder (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination or proposed business, to declare that such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.

ii.
A stockholder providing the written notice required by Section 5(a) or (b) shall update and supplement such notice in writing within five (5) business days after the record date for the determination of stockholders entitled to notice of the meeting of stockholders, so that the information provided or required to be provided in such notice is true and correct in all material respects as of such record date.
iii.
For purposes of this Section 5,
1.
“business day” means any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to be closed in New York City, New York;
2.
“close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day;
3.
“public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the Corporation’s investor relations website; and
4.
to be considered a “qualified representative” of a stockholder, a person must be: (i) if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust or (ii) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction thereof, must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at least five (5) business days before the meeting of stockholders.
iv.
Notwithstanding the foregoing provisions of this Section 5, a stockholder (and any other Proponent) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5, and any failure to comply therewith shall be deemed a failure to comply with this Section 5; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 5.
v.
Nothing in this Section 5 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable to the Corporation, or (ii) the holders of any series of Preferred Stock, if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
Section 6
. Quorum.

At any meeting of stockholders, the holders of a majority of the voting power of all of the shares of stock outstanding and entitled to vote at the meeting, present in person (or by remote communication, if applicable), or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by law. Where a separate vote by a class or classes or series is required, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person (or by remote communication, if applicable) or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the meeting may be adjourned to another place, if any, date or time by the chairperson of the meeting or by the affirmative vote of the holders of a majority of the voting power of shares of stock entitled to vote thereat who cast a vote “for” or “against” such adjournment (excluding abstentions and broker non-votes).

Section 7
. Organization.

Such person as the Board may have designated or, in the absence of such a person, the Chairperson of the Board (the “Chairperson”) or, in the Chairperson’s absence, the Chief Executive Officer of the Corporation or, in the Chief Executive Officer’s absence, such person as may be chosen by the affirmative vote of the holders of a majority of the voting power of shares of stock entitled to vote thereat who cast a vote “for” or “against” such matter (excluding abstentions and broker non-votes), shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

Section 8
. Conduct of Business.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

Section 9
. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote thereat may vote in person (or by remote communication, if applicable) or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the document (including electronic transmission) created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting may, and to the extent required by law, shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

All elections of directors shall be determined by a plurality of the votes of shares present in person (or by remote communication, if applicable) or represented by proxy at the meeting and entitled to vote on such election of directors. Except as otherwise provided in the Certificate of Incorporation, the Stockholders Agreement, dated August 14, 2024, by and among the Corporation, OTPP and the affiliates of MGG listed on the signature pages thereto, as amended, supplemented, restated or otherwise modified from time to time by the parties thereto (the “Stockholders Agreement”), or these Bylaws, or otherwise required by law, all other matters shall be determined by the affirmative vote of the holders of a majority of the votes cast “for” or “against” (excluding abstentions and broker non-votes).

Section 10
. Stock List.

The Corporation shall prepare, no later than the ten (10th) day before each meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11
. Consent of Stockholders in Lieu of Meeting.

Notwithstanding anything contrary in these Bylaws, any action required by the DGCL to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by Section 228 of the DGCL. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner required by Section 228 of the DGCL within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time, including a time determined upon the happening of an event, occurring no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

Section 12
. Delivery to the Corporation

Irrespective of Section 116 of the DGCL, whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article II
- BOARD OF DIRECTORS
Section 1
. Number and Term of Office.

The number of directors who shall constitute the Whole Board shall be seven (7) unless otherwise changed in conformity with the Stockholders Agreement. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Each director shall be elected for a term of one (1) year and hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Section 2
. Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by stockholders and not directors.

Section 3
. Regular Meetings.

Regular meetings of the Board shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4
. Special Meetings.

Special meetings of the Board may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chairperson or the Chief Executive Officer and shall be held at such place, if any, on such date, and at such time as they or such person shall fix. Notice of the place, if any, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by electronic transmission (including facsimile) of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5
. Quorum; Voting.

The requirements for a quorum at any meeting of the Board and for Board action shall be as set forth in the Stockholders Agreement.

Section 6
. Participation in Meetings By Conference Telephone.

Members of the Board, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 7
. Action Without Meeting.

Action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and after the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board, or committee thereof, in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 7 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 8
. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board.

Article III
- COMMITTEES
Section 1
. Committees of the Board of Directors.

The Board may, subject to the terms of the Stockholders Agreement, designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Article IV
- OFFICERS
Section 1
. Generally.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board (or its designee). The manner of choosing officers of the Corporation, terms of office of such officers, and filling of vacancies in officer positions, shall be those as are set forth in the Stockholders Agreement. Any number of offices may be held by the same person.

Section 2
. Chief Executive Officer.

The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and the Stockholders Agreement, and to the direction of the Board, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive officer or which are delegated to such person by the Board.

Section 3
President.

Subject to the provisions of these Bylaws and the Stockholders Agreement, and to the direction of the Board, the President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board. The President shall perform the duties and exercise the powers of the Chief Executive Officer and of the Treasurer in the event of a vacancy in the office of Chief Executive Officer or Treasurer, or in the event of either such person’s absence or disability.

Section 4
. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board in conformity with the Stockholders Agreement. One (1) Vice President may be designated by the Board (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5
. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board (or its designee) may from time to time prescribe in conformity with the Stockholders Agreement.

Section 6
. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate books, shall have power to sign all stock certificates (if any), and shall perform such other duties as the Board (or its designee) may from time to time prescribe in conformity with the Stockholders Agreement.

Section 7
. Delegation of Authority.

The Board (or its designee) may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 8
. Action with Respect to Securities of Other Entities.

Unless otherwise directed by the Board, the Chief Executive Officer, or any officer of the Corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person (or by remote communication, if applicable) or by proxy, at any meeting of equityholders, or with respect to any action of equityholders, of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

Article V
- STOCK
Section 1
. Uncertificated Shares of Stock.

By adopting these Bylaws, the Board hereby provides that shares of stock of the Corporation shall be uncertificated.

Section 2
. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 3
. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 4
. Regulations.

The issue, transfer, conversion and registration of shares of stock shall be governed by such other regulations as the Board (or its designee) may establish.

Section 5. Registered Stockholders.

The Corporation (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Article VI
- NOTICES
Section 1
. Notices.

Notices may be given in any manner permitted under Section 232 of the DGCL.

Section 2
. Waivers.

Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.

Article VII
- MISCELLANEOUS
Section 1
. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board (or its designee).

Section 2
. Corporate Seal.

The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board (or its designee), duplicates of the seal may be kept and used by any officer.

Section 3
. Reliance upon Books, Reports and Records.

Each director and each member of any committee designated by the Board shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters which such director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4
. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board.

Section 5
. Time Periods.

Except as otherwise expressly provided herein, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6
. Stockholders Agreement. Prior to the termination of the Stockholders Agreement pursuant to its terms, in the event of any conflict between the terms and provisions of these Bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL that cannot be altered as a matter of public policy. For the avoidance of doubt, the voting powers attached (as such term “attached” is used in the Pension Benefits Act Regulations (Ontario)) to each share of stock (including the power to vote on the election and removal of directors) shall be those as set forth in the Certificate of Incorporation, and provisions in the Stockholders Agreement obligating parties thereto to exercise those voting powers as required therein shall not be deemed to change the voting powers so attached to each share of stock as set forth in the Certificate of Incorporation.
Article VIII
‑ AMENDMENTS

These Bylaws may be amended or repealed by the Board at any meeting or by the stockholders at any meeting, subject to the terms of the Certificate of Incorporation and Stockholders Agreement.